Exhibit 99.1

Genie Energy Announces Fourth Quarter and Full Year 2023 Results

Record Fourth Quarter and Full Year Revenue

Full-year 2023 Adjusted EBITDA1 exceeded upper range of prior guidance

Cash and cash equivalents, short and long-term restricted cash, and marketable equity securities increased 55% year-over-year to $163.4 million with no debt outstanding

Newark, NJ – March 11, 2024: Genie Energy, Ltd. (NYSE: GNE), a leading retail energy and renewable energy solutions provider, today announced results for the fourth quarter and full year ended December 31, 2023.

Michael Stein, chief executive officer of Genie Energy, commented:

"Genie finished a strong year with record fourth quarter and full-year revenue. After reducing our retail customer exposure in 2022, which led to incredible but unsustainable profitability, we returned to customer acquisition mode in 2023, growing both RCEs and meters by over 30%.  Through our portfolio management moves we made in 2022 and the customer growth in 2023, we increased our baseline Adjusted EBITDA from the $25 to $30 million level we generated just a few years ago to the $40 to $50 million level.

“We also continued to make progress at our Genie Renewables, or GREW, division. During the quarter, our Sunlight Energy subsidiary acquired a 9.4MW portfolio of operating assets while we continued to advance our development portfolio. Our third-party energy and renewables services businesses also performed well led by Diversegy, which generated strong levels of growth in its customer book.”

Fourth Quarter 2023 Highlights

(Compared to 4Q22 unless otherwise noted. Unless otherwise noted, results of Genie Retail Energy International (GREI) are included in discontinued operations for all periods.)

●	Revenue increased 28.9% to $104.9 million from $81.4 million;
●	Gross profit decreased 3.1% to $33.6 million and gross margin decreased to 32.1% from 42.7%;
●	Loss from operations of $34.2 million compared to income from operations of $15.5 million;
	ο	The loss in 4Q23 reflects a one-time $45.1 million non-cash charge for a loss reserve at Genie's newly established captive insurance operations;
●	Adjusted EBITDA[1] decreased 38.0% to $11.4 million from $18.5 million;
	ο	The decrease reflects both the strong gross margin achieved at Genie Retail in 4Q22 and increased investment in customer acquisitions in 4Q23;
●	Net loss attributable to Genie common stockholders and loss per diluted share (EPS) attributable to Genie common stockholders of $24.5 million and $(0.90) compared to net income of $16.2 million and diluted earnings per share of $0.59, respectively;

●	Non-GAAP[1] net income and non-GAAP EPS[1] attributable to Genie common stockholders, which excluded the impact of the insurance loss reserve, of $10.0 million and $0.37 compared to $16.2 million and $0.59, respectively;

1

	●	Cash and cash equivalents, short and long-term restricted cash, and marketable equity securities increased to $163.4 million at December 31, 2023, from $105.1 million at December 31, 2022;
	●	Genie Energy paid a $0.075 per share quarterly dividend to Class A and Class B common stockholders on February 28, 2024, with a record date of February 20, 2024;
[1]	Adjusted EBITDA, Non-GAAP net income (loss) attributable to Genie Energy Ltd. common stockholders, and Non-GAAP EPS for all periods presented are non-GAAP measures intended to provide useful information that supplements the core operating results in accordance with GAAP for Genie Energy or the relevant segment. Please refer to the Reconciliation of Non-GAAP Financial Measures at the end of this release for an explanation of these non-GAAP metrics, as well as reconciliations to its most directly comparable GAAP measures.

Full Year 2023 Highlights

(versus 2022; excludes discontinued operations of GRE International for all periods)

●	Revenue increased 35.9% to $428.7 million from $315.5 million;
●	Gross profit decreased 5.5% to $146.2 million from $154.8 million; gross margin decreased to 34.1% from 49.1%;
●	Income from operations decreased to $10.0 million from $77.8 million. The reduction reflects, in part, the $45.1 million non-cash charge for a reserve at Genie's captive insurance operations;
●	Adjusted EBITDA decreased to $58.2 million from $83.2 million;
●	GRE generated income from operations and Adjusted EBITDA of $71.9 million and $73.3 million, compared to $92.6 million and $93.8 million, respectively;
●	Net income attributable to Genie common stockholders and diluted EPS attributable to Genie common stockholders of $20.3 million and $0.74, respectively;
●	Non-GAAP net income and non-GAAP EPS attributable to Genie common stockholders, which excluded the impact of the insurance loss reserve, of $53.7 million and $2.06, respectively;
●	Redeemed and retired the remaining $8.4 million of outstanding preferred stock;

Select Financial Metrics*

(in $M except for EPS)**	4Q23	4Q22	Change		2023	2022	Change
Total Revenue	$104.9	$81.4	28.9%		$428.7	$315.5	35.9%
Genie Retail Energy	$98.4	$77.0	27.8%		$409.9	$304.0	34.8%
Electricity	$82.1	$55.6	47.6%		$350.8	$241.8	45.1%
Natural Gas	$15.1	$21.4	(29.4)%		$56.0	$62.1	(9.9)%
Genie Renewables	$6.5	$4.4	48.4%		$18.8	$11.6	62.8%
Gross Margin	32.1%	42.7%	(1,060)	bps	34.1%	49.1%	(1,495)%
Genie Retail Energy	33.0%	44.4%	(1,136)	bps	35.0%	50.3%	(1,535)	bps
Genie Renewables	17.2%	1.2%	1,595	bps	15.1%	15.6%	(45)	bps
(Loss) Income from Operations	$(34.2)	$15.5	(320.8)%		$10.0	$77.8	(87.1)%
Operating Margin	(32.6)%	19.0%	(5,161)	bps	2.3%	24.6%	(2,231)	bps
Net (Loss) Income from Continuing Operations	$(24.1)	$12.3	na		$13.9	$56.5	(75.4)%
Net (Loss) Income Attributable to Genie Common Stockholders	$(24.5)	$16.2	na		$20.3	$86.9	(76.7)%
Diluted (Loss) Earnings Per Share	$(0.90)	$0.59	na		$0.74	$3.26	(77.4)%
Non-GAAP Net Income Attributable to Genie Common Stockholders	$10.0	$16.2	(38.0)%		$53.7	$85.9	(37.4)%
Non-GAAP Diluted Earnings Per Share	$0.37	$0.59	(38.1)%		$2.06	$3.26	(36.7)%
Adjusted EBITDA	$11.4	$18.5	(38.0)%		$58.2	$83.2	(30.0)%
Cash Flow from Continuing Operating Activities	$18.4	$21.3	(13.7)%		$50.9	$66.0	(22.8)%

*	Operations of Genie Retail International (GREI) were classified as a discontinued operations in 2022 and its results are excluded from current and historical results
**	Numbers may not add due to rounding
2

Segment Highlights

Genie Retail Energy (GRE)

Select Performance Metrics

RCEs and Meters in 1000s*	4Q23	4Q22	Change
Total RCEs	350	262	33.4%
Electricity	272	181	50.0%
Natural Gas	78	81	(3.8)%
Total Meters	361	275	31.3%
Electricity	279	196	42.3%
Natural Gas	82	79	3.9%
Gross Adds	52	47	10.7%
Churn**	5.4%	5.5%	(10)	bps

*	Numbers may not add due to rounding
**	Excludes expirations of aggregation deals

GRE's fourth quarter and full-year revenue increased 27.8% to $98.4 million and 34.8% to $409.9 million, from $77.0 million and $304.0 million, respectively.  Both increases were driven by growth in the customer base during the year. Fourth quarter income from operations decreased 26.8% to $15.0 million from $20.6 million, and Adjusted EBITDA decreased 26.4% to $15.4 million from $20.9 million. Full-year income from operations decreased 22.3% to $71.9 million, and Adjusted EBITDA decreased 21.9% to $73.3 million, reflecting GRE's elevated gross margins in the year-ago quarter and the increased pace of customer acquisitions in 2023 compared to 2022.

Genie Renewables (GREW)

GREW increased fourth-quarter revenue by 48.4% year-over-year to $6.5 million, driven by growth at Diversegy and CityCom Solar. The same two businesses drove an increase in full-year 2023 revenue of 62.8% to $18.8 million.

Genie Solar continued to advance its project development pipeline during the fourth quarter.  In addition to the movement of projects through its development pipeline, the Company acquired a portfolio of 12 operating assets totaling 9.4 MW. At December 31, 2023, Genie Solar's operating portfolio and development pipeline comprised:

Pipeline	Total	Operational	Site Control	Permitting	Construction
MW	98	9	72	6	10
Project Count	14	1	10	1	2

Balance Sheet and Cash Flow Highlights

As of December 31, 2023, Genie Energy reported cash and cash equivalents, short and long-term restricted cash, and marketable equity securities of $163.4 million, an increase from $105.1 million at December 31, 2022 and from $143.8 million at September 30, 2023.

Total assets as of December 31, 2023 were $330.6 million. Liabilities totaled $146.0 million, and working capital (current assets less current liabilities) totaled $131.6 million. Non-current liabilities were $47.8 million.

Cash provided by operating activities was $62.5 million in 2023 compared to $80.7 million in 2022.

3

Trended Financial Information:*

(in $M except for EPS, RCEs and Meters)**	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	2021	2022	2023
Total Revenue	$85.9	$67.0	$81.3	$81.4	$105.3	$93.5	$125.0	$104.9	$323.3	$315.5	$428.7
Genie Retail Energy	$83.9	$63.2	$79.9	$77.0	$101.4	$89.7	$120.3	$98.4	$311.8	$304.0	$409.9
Electricity	$59.4	$53.1	$73.8	$55.6	$74.5	$80.2	$114.0	$82.1	$273.0	$241.8	$350.8
Natural Gas	$24.5	$10.1	$6.2	$21.4	$26.9	$9.0	$5.0	$15.1	$38.8	$62.1	$56.0
Others	$0.0	$0.0	$0.0	$0.00	$0.0	$0.6	$1.3	$1.2	$0.0	$0.0	$3.1
Genie Renewables	$2.0	$3.8	$1.4	$4.4	$3.9	$3.7	$4.7	$6.5	$7.5	$11.6	$18.8
Gross Margin	54.8%	44.6%	53.1%	42.7%	31.6%	40.9%	32.9%	32.1%	28.3%	49.1%	34.1%
Genie Retail Energy	55.5%	46.0%	54.1%	44.4%	32.1%	41.8%	33.9%	33.0%	29.1%	50.3%	35.0%
Genie Renewables	24.1%	22.1%	(6.3)%	12.4%	19.3%	19.6%	5.3%	17.2%	37.1%	15.6%	15.1%
Income (Loss) from Operations	$26.9	$11.8	$23.5	$15.5	$11.3	$15.0	$17.9	$(34.2)	$24.1	$77.7	$10.0
Operating Margin	31.4%	17.7%	29.0%	19.0%	10.7%	16.1%	14.3%	(32.6)%	7.5%	24.6%	2.3%
Net Income (Loss) Attributable to Genie Common Stockholders	$17.5	$33.9	$18.3	$16.2	$14.3	$15.0	$14.5	$(24.5)	$27.5	$85.9	$19.2
Diluted Earnings (Loss) Per Share	$0.67	$1.30	$0.70	$0.59	$0.54	$0.57	$0.53	$(0.90)	$1.05	$3.26	$0.74
Adjusted EBITDA	$28.0	$12.2	$24.5	$18.5	$12.4	$15.8	$18.5	$11.4	$27.8	$83.2	$58.2
Genie Retail Energy Performance Metrics
RCEs	260	263	251	262	352	380	375	350	260	262	350
Electricity	182	185	174	181	276	304	298	272	189	181	272
Natural Gas	78	77	77	81	77	76	77	78	71	81	78
Meters	286	280	271	275	349	381	385	361	285	276	361
Electricity	209	203	193	196	271	302	304	279	210	197	279
Natural Gas	77	77	77	79	78	80	81	82	75	79	82
Gross Adds	44	34	33	47	129	75	60	52	177	159	316
Churn***	4.5%	4.4%	4.7%	5.5%	4.4%	4.3%	4.4%	5.4%	4.5%	4.8%	4.9%

*	GREI operations have been classified as a discontinued operation and its results excluded from current and historical results
**	Numbers may not add due to rounding
***	Excludes expirations of aggregation deals

2024 Commentary

Stein continued: “The Company's strong 2023 performance resulted from the measures we took in 2022 and 2023 to re-position the Company, and we expect that 2023's key trends will help us to deliver outstanding results in 2024. Our initial expectation is for Adjusted EBITDA to be within our new baseline range of $40 to $50 million, providing sufficient cash generation to continue building our cash reserves while investing judiciously in growth opportunities and continuing to pay a dividend.

"For GRE, we are likely to continue to grow our customer base and generate Adjusted EBITDA above historical norms. For GREW, we expect to initially fund the construction of our two current construction-stage solar projects with cash on hand, but eventually, we expect to take on project-level debt as our development-stage projects come closer to operational status. Additionally, we expect to benefit from the recent changes we implemented to upgrade our solar organization and improve overall efficiency and execution throughout the Company. We expect these organizational enhancements will also help improve our development pipeline moving forward. Finally, at Diversegy, we expect to see significant growth in recurring revenue.”

4

Earnings Announcement and Supplemental Information

At 8:30 AM Eastern this morning, Genie Energy’s management will host a conference call to discuss the Company's financial and operational results, business outlook, and strategy. The call will begin with management’s remarks, followed by Q&A with investors.

To participate in the conference call, dial 1-877-545-0523 (toll-free from the US) or 1-973-528-0016 (international) and provide the following participant access code: 259418.

Approximately three hours after the call, a call replay will be accessible by dialing 1-877-481-4010 (toll-free from the US) or 1-919-882-2331 (international) and providing the replay passcode: 49772. The replay will remain available through Monday, March 25, 2024. In addition, a recording of the call will be available for playback on the “Investors” section of the Genie Energy website.

5

About Genie Energy Ltd.

Genie Energy Ltd., (NYSE: GNE) is a retail energy and renewable energy solutions provider. The Genie Retail Energy division supplies electricity, including electricity from renewable resources, and natural gas to residential and small business customers in the United States. The Genie Renewables division is a vertically-integrated provider of commercial, community, and utility-scale solar energy solutions. For more information, visit Genie.com.

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words "believe," "anticipate," "expect," "plan," "intend," "estimate, "target" and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Contact:

Brian Siegel IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com

6

GENIE ENERGY LTD.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$107,609	$98,571
Restricted cash—short-term	10,442	6,007
Marketable equity securities	396	490
Trade accounts receivable, net of allowance for doubtful accounts of $6,574 and $4,826 at December 31, 2023 and December 31, 2022, respectively	61,909	55,134
Inventory	14,598	15,714
Prepaid expenses	16,222	6,822
Other current assets	5,475	6,207
Current assets of discontinued operations	13,182	38,688
Total current assets	229,833	227,633
Restricted cash—long-term	44,945	—
Property and equipment, net	15,192	891
Goodwill	9,998	9,998
Other intangibles, net	2,735	3,133
Deferred income tax assets, net	5,200	5,799
Other assets	15,247	13,856
Noncurrent assets of discontinued operations	7,405	16,305
Total assets	$330,555	$277,615
Liabilities and equity
Current liabilities:
Trade accounts payable	27,881	25,313
Accrued expenses	49,389	35,659
Income taxes payable	6,699	22,576
Due to IDT Corporation, net	145	165
Other current liabilities	9,280	4,549
Current liabilities of discontinued operations	4,858	10,936
Total current liabilities	98,252	99,198
Noncurrent captive insurance liability	44,945	—
Other liabilities	2,212	4,087
Noncurrent liabilities of discontinued operations	638	686
Total liabilities	146,047	103,971
Commitments and contingencies	—	—
Equity:
Genie Energy Ltd. stockholders’ equity:
Preferred stock, $0.01 par value; authorized shares - 10,000:
Series 2012-A, designated shares - 8,750; at liquidation preference, consisting of 0 and 983 shares issued and outstanding at December 31, 2023 and December 31, 2022	—	8,359
Class A common stock, $0.01 par value; authorized shares - 35,000; 1,574 shares issued and outstanding at December 31, 2023 and December 31, 2022	16	16
Class B common stock, $0.01 par value; authorized shares - 200,000; 28,765 and 27,126 shares issued and 25,841 and 24,421 shares outstanding at December 31, 2023 and December 31, 2022, respectively	288	271
Additional paid-in capital	156,101	146,546
Treasury stock, at cost, consisting of 2,924 and 2,705 shares of Class B common stock at December 31, 2023 and December 31, 2022	(22,661)	(19,010)
Accumulated other comprehensive income	3,299	1,926
Retained earnings	60,196	49,010
Total Genie Energy Ltd. stockholders’ equity	197,239	187,118
Noncontrolling interests	(12,731)	(13,474)
Total equity	184,508	173,644
Total liabilities and equity	$330,555	$277,615

7

GENIE ENERGY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31,
	2023	2022
	(in thousands, except per share data)
Revenues:
Electricity	$350,779	$241,828
Natural gas	55,988	62,144
Other	21,941	11,567
Total revenues	428,708	315,539
Cost of revenues	282,502	160,757
Gross profit	146,206	154,782
Operating expenses:
Selling, general and administrative	91,109	74,962
Provision for captive insurance liability	45,088	—
Impairment of assets	—	2,066
Income from operations	10,009	77,754
Interest income	5,076	835
Interest expense	(99)	(129)
Gain (loss) on marketable equity securities and investments	478	(417)
Other income (loss), net	2,644	(520)
Income before income taxes	18,108	77,523
Provision for income taxes	(4,239)	(21,037)
Net income from continuing operations	13,869	56,486
Income from discontinued operations, net of taxes	6,409	30,445
Net income	20,278	86,931
Net (income) loss attributable to noncontrolling interests, net	(740)	874
Net income attributable to Genie Energy Ltd.	19,538	87,805
Dividends on preferred stock	(333)	(1,939)
Net income attributable to Genie Energy Ltd. common stockholders	$19,205	$85,866

Amounts attributable to Genie Energy Ltd. common stockholders
Continuing operations	$12,795	$59,956
Discontinued operations	6,410	25,910
Net income attributable to Genie Energy Ltd. common stockholders	$19,205	$85,866

Earnings per share attributable to Genie Energy Ltd. common stockholders:
Basic:
Continuing operations	$0.50	$2.34
Discontinued operations	0.25	1.01
Earnings per share attributable to Genie Energy Ltd. common stockholders	$0.75	$3.35
Diluted
Continuing operations	$0.49	$2.28
Discontinued operations	0.25	0.98
Earnings per share attributable to Genie Energy Ltd. common stockholders	$0.74	$3.26

Weighted-average number of shares used in calculation of earnings per share:
Basic	25,553	25,629
Diluted	26,062	26,366

Dividends declared per common share	$0.30	$0.30
(i) Stock-based compensation included in selling, general and administrative expenses	$2,783	$2,968

8

GENIE ENERGY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2023	2022
	(in thousands)
Operating activities
Net income	$20,278	$86,931
Net income from discontinued operations, net of tax	6,409	30,445
Net income from continuing operations	13,869	56,486
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for captive insurance liability	45,088	—
Depreciation and amortization	463	385
Deferred income taxes	599	(595)
Provision for doubtful accounts receivable	2,362	2,515
Stock-based compensation	2,783	2,968
Inventory valuation allowance	1,148	—
Charitable donation of Class B common stock	1,006	—
Unrealized (gain) loss on marketable equity securities and investments and others	(23)	434
Impairment of assets	—	2,066
Change in assets and liabilities:
Trade accounts receivable	(9,137)	(16,339)
Inventory	(8,714)	2,005
Prepaid expenses	(6,089)	(2,658)
Other current assets and other assets	494	(5,595)
Trade accounts payable, accrued expenses and other liabilities	22,986	11,635
Due to IDT Corporation, net	(20)	(367)
Income taxes payable	(15,877)	13,064
Net cash provided by operating activities of continuing operations	50,938	66,004
Net cash provided by operating activities of discontinued operations	11,540	14,680
Net cash provided by operating activities	62,478	80,684
Investing activities
Capital expenditures	(1,363)	(1,019)
Purchase of solar system facilities	(7,665)	—
Purchase of short-term equity investments	(11,019)	(2,729)
Proceeds from the sale of marketable equity securities and other investments	10,023	—
Investment in notes receivables with related party	—	(1,505)
Repayment of notes receivable	19	19
Net cash used in investing activities of continuing operations	(10,005)	(5,234)
Net cash provided by (used in) investing activities of discontinued operations	23,645	(44,088)
Net cash provided by (used in) investing activities	13,640	(49,322)
Financing activities
Dividends paid	(8,873)	(9,158)
Repurchases of Class B common stock from employees	(2,888)	(567)
Proceeds from the exercise of warrants	5,000	—
Repurchase of Class B common stock	(37)	(4,414)
Redemption of preferred stock	(8,359)	(11,384)
Net cash used in financing activities	(15,157)	(25,523)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(60)	17
Net increase (decrease) in cash, cash equivalents, and restricted cash	60,901	5,856
Cash, cash equivalents, and restricted cash (excluding cash held at discontinued operations) at beginning of period	104,578	100,225
Cash, cash equivalents and restricted cash (including cash held at discontinued operations) at end of the period	165,479	106,081
Less: Cash held at of discontinued operations at end of period	(2,483)	(1,503)
Cash, cash equivalents, and restricted cash (excluding cash held at discontinued operations) at end of period	$162,996	$104,578
Supplemental disclosure of cash flow information
Cash payments made for interest	93	123
Cash payments made for income taxes	20,715	8,570
9

Reconciliation of Non-GAAP Financial Measure for the Fourth Quarter and Full Year 2023

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), Genie Energy disclosed Adjusted EBITDA on a consolidated basis and for GRE and disclosed Non-GAAP Net Income Attributable to Genie Energy Ltd. Common Stockholders (Non-GAAP Net Income and Non-GAAP earnings per share (Non-GAAP EPS). Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS are non-GAAP measures.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Genie’s measure of consolidated Adjusted EBITDA starts with income from operations and adds back depreciation, amortization, and stock-based compensation and deducts impairment of assets and equity in the net loss of equity method investees, net.

Genie's measure of Non-GAAP Net Income starts with net income attributable to Genie Energy Ltd. Common Stockholders in accordance with GAAP and adds captive insurance liability and the tax effect of this adjustment. These additions  are non-cash and/or non-routine items in the relevant fiscal 2023 and fiscal 2022 periods.

Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS should be considered in addition to, not as a substitute for, or superior to, revenue, gross profit, income from operations, cash flow from operating activities, net income, basic and diluted earnings per share or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, Genie’s measurement of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS may not be comparable to similarly titled measures reported by other companies.

Management believes that Genie’s measure of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS provide useful information to both management and investors by excluding certain expenses that may not be indicative of Genie’s or GRE’s core operating results. Management uses Adjusted EBITDA, non-GAAP Net Income and Non-GAAP EPS, among other measures, as a relevant indicators of core operational strengths in its financial and operational decision-making.

Management also uses Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS to evaluate operating performance in relation to Genie’s competitors. Disclosure of these non-GAAP financial measure may be useful to investors in evaluating performance and allows for greater transparency to the underlying supplemental information used by management in its financial and operational decision-making. In addition, Genie Energy has historically reported Adjusted EBITDA and believes it is commonly used by readers of financial information in assessing performance. Therefore, the inclusion of comparative numbers provides consistency in financial reporting at this time.

Management refers to Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS as well as the GAAP measures revenue, gross profit, and income from operations, as well as net income, on a consolidated level to facilitate internal and external comparisons to Genie's historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

Although depreciation and amortization are considered operating costs under GAAP, they primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Genie’s operating results exclusive of depreciation and amortization are therefore useful indicators of its current performance.

Stock-based compensation recognized by Genie Energy and other companies may not be comparable because of the various valuation methodologies, subjective assumptions and the variety of types of awards that are permitted under GAAP. Stock-based compensation is excluded from Genie’s calculation of Adjusted EBITDA because management believes this allows investors to make more meaningful comparisons of the operating results of Genie’s core business with the results of other companies. However, stock-based compensation will continue to be a significant expense for Genie Energy for the foreseeable future and an important part of employees’ compensation that impacts their performance.

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Impairment of assets is a component of income (loss) from operations that is excluded from the calculation of Adjusted EBITDA. The impairment of assets is primarily dictated by events and circumstances outside the control of management that trigger an impairment analysis. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of Genie's continuing operations.

Captive insurance liability is a non-cash charge for a reserve at Genie's captive insurance operations. While there may be related charges in other periods, the magnitude of these changes can fluctuate markedly and do not reflect the performance of Genie's continuing operations. Captive insurance losses are excluded from Genie's calculation of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS because management believes this allows investors to make more meaningful comparisons of the operating results of Genie’s core business with the results of other companies.

Following are the reconciliations of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS on a consolidated basis to its most directly comparable GAAP measure. Adjusted EBITDA is reconciled to income from operations for Genie Energy on a consolidated basis as well as for GRE.

Non-GAAP Reconciliation - Consolidated Adjusted EBITDA

	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	2021	2022	2023
Income (loss) from Operations	$26.9	$11.8	$23.5	$15.5	$11.3	$15.0	$17.9	$(34.2)	$24.1	$77.7	$10.0
Add back
Captive insurance liability	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$45.1	$0.0	$0.0	$45.1
Depreciation and Amortization	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.2	$0.4	$0.4	$0.4
Non-Cash Compensation	$0.8	$0.7	$0.7	$0.7	$0.8	$0.8	$0.6	$0.5	$2.8	$2.9	$2.8
Impairment	$0.0	$0.0	$0.0	$2.1	$0.0	$0.0	$0.0	$0.0	$0.0	$2.1	$0.0
Equity in net loss (income) of equity method investees	$0.1	$(0.4)	$0.2	$0.1	$0.2	$(0.1)	$(0.1)	$(0.1)	$0.4	$0.0	$(0.1)
Adjusted EBITDA	$27.9	$12.2	$24.5	$18.5	$12.4	$15.8	$18.5	$11.4	$27.8	$83.1	$58.2

Non-GAAP Reconciliation - GRE Adjusted EBITDA

(in millions)	4Q23	4Q22	2023	2022
Income from Operations	$15.0	$20.6	$71.9	$92.6
Add back
Depreciation and Amortization	$0.1	$0.1	$0.3	$0.3
Stock-based Compensation	$0.2	$0.2	$1.0	$1.0
Impairment	$0.0	$0.0	$0.0	$0.0
Equity in the income of equity method investee	$0.0	$0.0	$0.0	$0.0
Adjusted EBITDA	$15.4	$20.9	$73.3	$93.9

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 Non-GAAP Reconciliation - Consolidated Non-GAAP Net Income Attributable to Genie Energy Ltd. Common Stockholders and Non-GAAP Diluted Income Per Share

(in millions)	4Q23	4Q22	2023	2022
Net income attributable to Genie Energy Ltd. Common Stockholders	$(24.5)	$16.2	$19.2	$85.9
Add back
Captive insurance liability	$45.1	$0.0	$45.1	$0.0
Income tax effect of adjustment	$(10.5)	0.0	$(10.5)	$0.0
Non-GAAP net income attributable to Genie Energy Ltd. Common Stockholders	$10.0	$16.2	$53.7	$85.9

Diluted earnings per share	$(0.90)	$0.59	$0.74	$3.26
Total adjustments	$1.26	$0.00	$1.33	$0.00
Non-GAAP diluted earnings per share	$0.36	$0.59	$2.07	$3.26

Weighted average number of shares used in the calculation of diluted earnings per share	27.4	26.4	26.1	26.4

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